UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                FORM 8-K/A No. 1


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report: (date of earliest event reported): August 4, 2000





                             THE HAVANA GROUP, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)




              Delaware                             000-24269                                     34-1454529
------------------------------------------------------------------------------------------------------------------
    (State or other jurisdiction                  (Commission                                   (IRS Employer
          of incorporation)                       File Number)                                  Identification No.)


                   5701 Mayfair Road, North Canton, Ohio 44720
--------------------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)



Registrant's telephone number, including area code: (330) 492-8090

Item 2.           Acquisition or Disposition of Assets.

         On August 4, 2000, the  Registrant  entered into an agreement with John
S. Parker, Priscilla H. Parker, Jerold E. Christensen and Linda L. Christensen (the "Sellers") and acquired 100% of the capital stock of Phillips & King International, Incorporated ("P&K") in exchange for (i) 450,000 restricted shares of the Registrant's Common Stock with piggy- back registration rights,
(ii) $900,000 in cash which was paid  directly to P&K on behalf of Sellers,  and
(iii) assumption of liabilities estimated at approximately $1,960,000. Contemporaneous with the acquisition of P&K, the Registrant entered into 90 day transitional consulting contracts with John S. Parker and Jerold E. Christensen and agreements not to compete for a period of two years.

         The final purchase price was arbitrarily determined based upon the payment of one dollar of consideration for each one dollar of assets owned by P&K as of June 30, 2000, with closing combined assets to be not less than $3,000,000 without the Registrant's consent and liabilities not to exceed $1,960,000. This transaction will be accounted for under the purchase method of accounting.

         The cash utilized by the Registrant as part of the purchase price was paid from the Registrant's working capital. Prior to the completion of the Registrant's acquisition of P&K, there was no prior relationship between the persons affiliated with P&K and persons affiliated with the Registrant.

         P&K was organized in 1906 by Mr. Harry Phillips. P&K is a wholesale distributor of tobacco, cigar, pipe and related smoking products. P&K sells tobacco products to retail shops and it has approximately 3,000 accounts. The method of sale is by direct contact and P&K employs nine sales representatives in its business. The assets of P&K acquired by the Registrant will continue to be utilized in the same line of business as that conducted before the transaction. P&K's principal assets include, without limitation, inventories, customer lists and accounts receivable.

         During the 1997-1998 peak in premium cigars, Cuba Libre Humidors, Inc. ("Cuba Libre") claimed to have received a verbal purchase order for humidification devices for continuous monthly sale to P&K. This did not happen, Cuba Libre filed a law suit and was awarded a judgment of $1.8 million. P&K responded by filing for protection under Chapter 11 of the Bankruptcy Code and began defensive actions. This action was settled on August 4, 2000 and as part of the Plan of Reorganization, P&K paid $300,000 in cash and issued notes in favor of Cuba Libre including: (a) an unsecured note for $400,000 in the principal amount with interest at 7% per annum and payable in quarterly installments with the balance due on or before May 1, 2005; and (b) an unsecured
Note in the amount of $125,000 in principal amount without interest for the first two years and to bear interest at 7% beginning on the third year to be paid in quarterly installments with the balance due on or before May 1, 2005.

         Until its Chapter 11 filing, P&K operated as a subchapter S corporation under the United States Tax Code of 1986, as amended. Prior to the Registrant's acquisition of P&K received a Confirmation Order confirming a Plan of Reorganization which has become a final Order and no timely Order has been filed as of August 4, 2000, the closing date and the effective date of the Plan of Reorganization.


Item 7.  Financial Statements and Exhibits

         (a) - (b) The financial statements of P&K for the two years ended December 31, 1999 and the pro-forma financial statements of P&K and the Registrant are filed herewith.

         (c) Exhibits. The following exhibits are furnished in accordance with the provisions of Item 601 of Regulation S-B and were previously filed with the Form 8-K dated August 4, 2000 (date of earliest event).

Exhibit No.                Description

  2 Stock Purchase Agreement dated August 4, 2000 by and among the Registrant and John S. Parker, Priscilla H. Parker, Jerold E. Christensen and Linda L. Christensen

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      THE HAVANA GROUP, INC.


                            By: /s/ William L. Miller
                                      William L. Miller, Chief Executive Officer

Date: October 13, 2000

                   INTRODUCTION TO SELECTED HISTORICAL AND PRO
                                      FORMA
                         FINANCIAL DATA AND INFORMATION

     The following selected historical and pro forma financial data and information were derived from Phillips & King International's (audited year end and unaudited interim) and The Havana Group, Inc.'s (audited year end and unaudited interim) financial statements. The financial data and information for Phillips & King International and The Havana Group are based on their year end of December 31, 1998 and December 31, 1999.

     Phillips & King International's historical and the pro forma selected financial data and information should be read in conjunction with Phillips & King International's and the pro forma financial statements contained elsewhere in this information statement. Selected financial information for Phillips & King International for years preceding the year ended December 31, 1998 are not available.

As of June 30, 2000

                                                P&K                   Havana              Consolidated
               ASSETS
Current Assets:
Cash                                                  172,219                974,433               1,146,653
Cash, restricted                                                                                           0
I/C receivables                                                                  100                     100
A/R                                                   939,414                 57,354                 996,769
Allowance for A/R                                     (53,000)                                       (53,000)
Inventory                                           1,451,352                780,617               2,231,968
Advances to vendors-Inv.                                                                                   0
Employee Advances                                       2,050                                          2,050
Prepaid Advertising                                                           91,657                  91,657
Cigarette stamps                                      146,305                                        146,305
Prepaid Other                                          32,475                 42,254                  74,729
                                      -----------------------------------------------------------------------

Total Current Assets                                2,690,815              1,946,416               4,637,231


Net Fixed Assets                                       88,526                265,207                 353,733

Other Assets:
Deposits                                               17,422                                         17,422
Due from Related Party                                                                                     0
Other Receivables                                      88,577                                         88,577
Banks Secured                                          18,147                                         18,147
CSV of officers' life insur                            10,878                                         10,878
Trademark                                                                      8,689                   8,689
Artwork                                                                       40,015                  40,015
Deferred Tax Asset                                                            29,070                  29,070
Product Development                                                           50,319                  50,319
Mailing List-Carey                                                           367,990                 367,990
Moving Costs                                                                   1,942                   1,942
Acquisition Costs                                                             19,054                  19,054
                                                                           ----------------------------------

Total Other Assets                                    135,024                517,078                 652,102

                                      -----------------------------------------------------------------------
                         TOTAL ASSETS               2,914,365              2,728,701               5,643,066
                                      =======================================================================


             LIABILITIES
Current Liabilities:
Liabilities subject to compromise                                                                          0
A/P                                                 1,648,829                265,083               1,913,912
Accrued Expenses                                      166,118                 10,452                 176,570
Customer Advances & Credits                                                    6,754                   6,754
CPLTD                                                  14,081                                         14,081
                                      -----------------------------------------------------------------------

Total Current Liabilities                           1,829,029                282,288               2,111,317

Long Term Liabilities
Deferred FIT
Notes Payable (less CPLTD)                          1,327,474                                      1,327,474
                                      -----------------------------------------------------------------------

Total Long Term Liabilities                         1,327,474                      0               1,327,474

                                      -----------------------------------------------------------------------
                    TOTAL LIABILITIES               3,156,503                282,288               3,438,791
                                      =======================================================================


Shareholders Equity:                                                                                       0
Preferred Stock                                                                6,100                   6,100
Common Stock                                            1,000                343,916                 344,916
APIC                                                                       6,501,322               6,501,322
Retained Earnings                                    (243,138)            (4,404,924)             (4,648,062)
                                      -----------------------------------------------------------------------

                                      -----------------------------------------------------------------------
Total Shareholders Equity                            (242,138)             2,446,413               2,204,276
                                      =======================================================================

                                      -----------------------------------------------------------------------
           TOTAL LIABILITIES & EQUITY               2,914,365              2,728,702               5,643,067
                                      =======================================================================

As of June 30, 2000

                                                             P&K                   Havana               Consolidated
Net Sales                                                        6,031,880                 823,664               6,855,544

Cost of Sales                                                    5,000,727                 258,057               5,258,784
                                                    -----------------------------------------------------------------------

Gross Profit                                                     1,031,153                 565,607               1,596,760
                                                    -----------------------------------------------------------------------

Payroll and Other Employee Benefits                                617,278                                         617,278
Promotional Costs                                                                          189,320                 189,320
Fulfillment Costs                                                                          177,553                 177,553
Retail Expense                                                                              26,157                  26,157
General & Administrative Expenses                                  466,041                 288,184                 754,225
                                                    -----------------------------------------------------------------------

Profit/(Loss) from operations before
interest, lawsuit settlement and reorg exp                         (52,166)               (115,607)               (167,773)
                                                    -----------------------------------------------------------------------

Interest Expense                                                   (31,129)                    739                 (30,389)

Other Income and (Expense)                                          39,445                   4,651                  44,096

Lawsuit Settlement                                                 (41,446)                                        (41,446)

Reorganization Expenses - professional fees                                                                              0
                                                    -----------------------------------------------------------------------

                                                    -----------------------------------------------------------------------
Net Loss                                                           (85,296)               (110,217)               (195,513)
                                                    =======================================================================

        INTRODUCTION TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

     The accompanying unaudited pro forma combined financial statements give effect to the August 4, 2000 purchase by The Havana Group, Inc. Of the common stock of Phillips & King International for approximately $900,000. The purchase price for the Phillips & King International stock was $900,00, plus the assumption of a maximum of $1,960,000 of Phillips & King International liabilities, plus the issuance of 450,000 unregistered shares of The Havana Group, Inc. After considering such payments of cash, assumption of liabilities and issuances of stock, the company estimates that, under purchase accounting, the purchase cost of the transaction is approximately $900,000 plus the issuance of 450,000 shares of The Havana Group stock.

     The unaudited pro forma combined statement of operations for the year ended December 31, 1998 (which includes Phillips & King International based on Phillips & King International's year end of December 31, 1998) was prepared as if the transaction occurred on December 31, 1998, beginning of The Havana Group's fiscal year. The unaudited prom forma combined statement of operations for the six months ended June 30, 2000 (which includes Phillips & King International based on the six months ended June 30, 2000) was prepared as if the transaction occurred on June 30, 2000, at the end of the second quarter of operations for The Havana Group, Inc. The unaudited pro forma combined balance sheet as of December 31, 1999 (which includes Phillips & King International as of December 31, 1999) has been prepared as if the transaction had occurred as of December 31, 1999.

     This pro forma information is not necessarily indicative of future consolidated results of operations or past operations and should be read in conjunction with the separate historical statements and related footnotes of the respective entities.

As of December 31, 1999

                                                P&K                   Havana              Consolidated
               ASSETS
Current Assets:
Cash                                                  273,880              1,058,390               1,332,270
Cash, restricted                                       18,029                                         18,029
I/C receivables                                                              143,753                 143,753
A/R                                                   961,093                 56,460               1,017,553
Allowance for A/R                                     (53,000)                                       (53,000)
Inventory                                           1,876,393                706,069               2,582,462
Advances to vendors-Inv.                              110,859                                        110,859
Prepaid Advertising                                                           57,357                  57,357
Prepaid Other                                                                 23,171                  23,171
                                      -----------------------------------------------------------------------

Total Current Assets                                3,187,254              2,045,201               5,232,455


Net Fixed Assets                                       96,714                235,594                 332,308

Other Assets:
Deposits                                               17,424                                         17,424
Due from Related Party                                 88,577                                         88,577
CSV of officers' life insur                           109,788                                        109,788
Trademark                                                                      9,654                   9,654
Artwork                                                                       35,011                  35,011
Deferred Tax Asset                                                            29,070                  29,070
Product Development                                                           57,507                  57,507
Mailing List-Carey                                                           387,067                 387,067
                                      -----------------------------------------------------------------------

Total Other Assets                                    215,789                518,309                 734,098

                                      -----------------------------------------------------------------------
                         TOTAL ASSETS               3,499,757              2,799,104               6,298,861
                                      =======================================================================


             LIABILITIES
Current Liabilities:
Liabilities subject to compromise                   1,381,626                                      1,381,626
A/P                                                   388,726                566,788                 955,514
Accrued Expenses                                      369,078                 10,063                 379,141
Customer Advances & Credits                                                    7,678                   7,678
CPLTD                                                 691,339                                        691,339
                                      -----------------------------------------------------------------------

Total Current Liabilities                           2,830,769                584,530               3,415,299

Long Term Liabilities
Deferred FIT
Notes Payable (less CPLTD)                            825,830                                        825,830
                                      -----------------------------------------------------------------------

Total Long Term Liabilities                           825,830                      0                 825,830

                                      -----------------------------------------------------------------------
                    TOTAL LIABILITIES               3,656,599                584,530               4,241,129
                                      =======================================================================


Shareholders Equity:                                                                                       0
Preferred Stock                                                                6,100                   6,100
Common Stock                                            1,000                  1,860                   2,860
APIC                                                                       6,501,322               6,501,322
Retained Earnings                                    (157,842)            (4,294,707)             (4,452,549)
                                      -----------------------------------------------------------------------

                                      -----------------------------------------------------------------------
Total Shareholders Equity                            (156,842)             2,214,574               2,057,732
                                      =======================================================================

                                      -----------------------------------------------------------------------
           TOTAL LIABILITIES & EQUITY               3,499,757              2,799,104               6,298,861
                                      =======================================================================

As of December 31, 1999

                                                             P&K                   Havana               Consolidated
Net Sales                                                       13,868,624               1,390,699              15,259,323

Cost of Sales                                                   11,400,892                 691,455              12,092,347
                                                    -----------------------------------------------------------------------

Gross Profit                                                     2,467,732                 699,243               3,166,975
                                                    -----------------------------------------------------------------------

Payroll and Other Employee Benefits                              1,274,919                                       1,274,919
Promotional Costs                                                                          330,741                 330,741
Fulfillment Costs                                                                          285,395                 285,395
Retail Expense                                                                              61,657                  61,657
General & Administrative Expenses                                1,376,216                 352,818               1,729,034
                                                    -----------------------------------------------------------------------

Profit/(Loss) from operations before
interest, lawsuit settlement and reorg exp                        (183,403)               (331,368)               (514,771)
                                                    -----------------------------------------------------------------------

Interest Expense                                                   (63,667)                 10,183                 (53,484)

Other Income and (Expense)                                                                  32,737                  32,737

Lawsuit Settlement                                                (825,000)                                       (825,000)

Reorganization Expenses - professional fees                       (249,518)                                       (249,518)
                                                    -----------------------------------------------------------------------

                                                    -----------------------------------------------------------------------
Net Loss                                                        (1,321,588)               (288,448)             (1,610,036)
                                                    =======================================================================

As of December 31, 1998

                                                P&K                   Havana              Consolidated
               ASSETS
Current Assets:
Cash                                                   85,234              1,634,276               1,719,510
Cash, restricted                                       17,101                                         17,101
I/C receivables                                                             (200,602)               (200,602)
A/R                                                   883,565                 45,960                 929,525
Allowance for A/R                                     (53,000)                                       (53,000)
Inventory                                           2,825,323                500,765               3,326,088
Advances to vendors-Inv.                                  450                                            450
Prepaid Advertising                                                           32,771                  32,771
Prepaid Other                                                                      0                       0
                                      -----------------------------------------------------------------------

Total Current Assets                                3,758,673              2,013,170               5,771,843


Net Fixed Assets                                      126,399                131,984                 258,383

Other Assets:
Deposits                                               16,770                                         16,770
Due from Related Party                                 88,577                                         88,577
CSV of officers' life insur                            47,328                                         47,328
Trademark                                                                                                  0
Artwork                                                                        2,222                   2,222
Deferred Tax Asset                                                                                         0
Product Development                                                                                        0
Mailing List-Carey                                                           425,773                 425,773
                                      -----------------------------------------------------------------------

Total Other Assets                                    152,675                427,995                 580,670

                                      -----------------------------------------------------------------------
                         TOTAL ASSETS               4,037,747              2,573,150               6,610,897
                                      =======================================================================


             LIABILITIES
Current Liabilities:
Liabilities subject to compromise
A/P                                                 1,848,076                136,513               1,984,589
Accrued Expenses                                      247,601                  2,790                 250,391
Customer Advances & Credits                                                    2,395                   2,395
CPLTD                                                 169,576                                        169,576
                                      -----------------------------------------------------------------------

Total Current Liabilities                           2,265,253                141,698               2,406,951

Long Term Liabilities
Deferred FIT                                                                 (29,070)                (29,070)
Notes Payable (less CPLTD)                            607,748                                        607,748
                                      -----------------------------------------------------------------------

Total Long Term Liabilities                           607,748                (29,070)                578,678

                                      -----------------------------------------------------------------------
                    TOTAL LIABILITIES               2,873,001                112,628               2,985,629
                                      =======================================================================


Shareholders Equity:                                                                                       0
Preferred Stock                                                                6,100                   6,100
Common Stock                                            1,000                  2,360                   3,360
APIC                                                                       6,459,322               6,459,322
Retained Earnings                                   1,163,746             (4,007,259)             (2,843,513)
                                      -----------------------------------------------------------------------

                                      -----------------------------------------------------------------------
Total Shareholders Equity                           1,164,746              2,460,522               3,625,268
                                      =======================================================================

                                      -----------------------------------------------------------------------
           TOTAL LIABILITIES & EQUITY               4,037,747              2,573,150               6,610,897
                                      =======================================================================

As of December 31, 1998

                                                             P&K                   Havana               Consolidated
Net Sales                                                       17,858,159               1,283,931              19,142,090

Cost of Sales                                                   14,534,132                 594,656              15,128,788
                                                    -----------------------------------------------------------------------

Gross Profit                                                     3,324,027                 689,276               4,013,303
                                                    -----------------------------------------------------------------------

Payroll and Other Employee Benefits                              1,597,279                                       1,597,279
Promotional Costs                                                                          298,180                 298,180
Fulfillment Costs                                                                          202,560                 202,560
Retail Expense                                                                             103,399                 103,399
General & Administrative Expenses                                1,830,029                 492,996               2,323,025
                                                    -----------------------------------------------------------------------

Profit/(Loss) from operations before
interest, lawsuit settlement and reorg exp                        (103,281)               (407,859)               (511,140)
                                                    -----------------------------------------------------------------------

Interest (Expense)                                                (109,151)             (3,374,769)             (3,483,920)

Other Income and (Expense)                                                                 (47,245)                (47,245)

Lawsuit Settlement                                                                                                       0

Reorganization Expenses - professional fees                                                                              0
                                                    -----------------------------------------------------------------------

                                                    -----------------------------------------------------------------------
Net Loss                                                          (212,432)             (3,829,872)             (4,042,304)
                                                    =======================================================================

                       PHILLIPS & KING INTERNATIONAL, INC.
                             (DEBTOR-IN-POSSESSION)
                         (EMERGED UNDER A CONFIRMED PLAN
                            EFFECTIVE AUGUST 4, 2000)

                              FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1999 AND 1998









                                    CONTENTS

                                                                                                                 Page


Independent Auditors' Report                                                                                       1

Financial Statements:
  Balance Sheets                                                                                                   2
  Statements of Operations                                                                                         3
  Statement of Shareholders' Equity                                                                                4
  Statements of Cash Flows                                                                                         5
  Notes to Financial Statements                                                                                  6-13

Independent Auditors' Report on Supplemental Information                                                          14

Supplemental Information:
  Schedule of General and Administrative Expenses                                                                 15

                          INDEPENDENT AUDITORS' REPORT





Board of Directors
Phillips & King International, Inc.
City of Industry, California


We have audited the accompanying balance sheets of Phillips & King International, Inc. (debtor-in-possession) as of December 31, 1999 and 1998, and the related statements of operations, shareholders' equity and cash flows for each of the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Phillips & King International, Inc. at December 31, 1999 and 1998, and the results of its operations and cash flows for the years then ended, in conformity with generally accepted accounting principles.





/s/ Stonefield Josephson, Inc.
CERTIFIED PUBLIC ACCOUNTANTS

Santa Monica, California
September 20, 2000

                       PHILLIPS & KING INTERNATIONAL, INC.
                             (DEBTOR-IN-POSSESSION)

                                 BALANCE SHEETS



                                                                                       December 31,          December 31,
                                         ASSETS                                            1999                  1998
                                                                                           ----                  ----

Current assets:
  Cash                                                                               $       273,880       $        85,234
  Cash, restricted                                                                            18,029                17,101
  Accounts receivable, net of allowance for
    $53,000 at December 31, 1999 and 1998                                                    908,093               830,565
  Inventory                                                                                1,876,393             2,825,323
  Advances to vendors - inventory                                                            110,859                   450
                                                                                     ---------------       ---------------

          Total current assets                                                             3,187,254             3,758,673
                                                                                     ---------------       ---------------

Property and equipment, net of
  accumulated depreciation and amortization                                                   96,714               126,399
                                                                                     ---------------       ---------------

Other assets:
  Deposits                                                                                    17,424                16,770
  Due from related party                                                                      88,577                88,577
  Cash surrender value of officers' life insurance                                           109,788                47,328
                                                                                     ---------------       ---------------

          Total other assets                                                                 215,789               152,675
                                                                                     ---------------       ---------------

                                                                                     $     3,499,757       $     4,037,747
                                                                                     ===============       ===============


                     LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

Current liabilities:
  Liabilities subject to compromise                                                  $     1,381,626       $             -
  Liabilities not subject to compromise:
    Accounts payable                                                                         388,726             1,848,076
    Accrued expenses                                                                         369,078               247,601
    Current maturities of notes payable                                                      691,339               169,576
                                                                                     ---------------       ---------------

          Total current liabilities                                                        2,830,769             2,265,253
                                                                                     ---------------       ---------------

Notes payable, less current maturities                                                       825,830               607,748
                                                                                     ---------------       ---------------

Shareholders' equity (deficit):
  Common stock; no par value, 10,000 shares authorized,
    1,000 shares issued and outstanding                                                        1,000                 1,000
  Retained earnings (deficit)                                                               (157,842)            1,163,746
                                                                                     ---------------       ---------------

          Total shareholders' equity (deficit)                                              (156,842)            1,164,746
                                                                                     ---------------       ---------------

                                                                                     $     3,499,757       $     4,037,747
                                                                                     ===============       ===============

See accompanying independent auditors' report and notes to financial statements.

                       PHILLIPS & KING INTERNATIONAL, INC.
                             (DEBTOR-IN-POSSESSION)

                            STATEMENTS OF OPERATIONS




                                                                              Year ended                 Year ended
                                                                           December 31, 1999          December 31, 1998
                                                                           -----------------          -----------------

Revenue                                                                   $     13,868,624             $     17,858,159

Cost of sales                                                                   11,400,892                   14,534,132
                                                                          ----------------             ----------------

Gross profit                                                                     2,467,732                    3,324,027
                                                                          ----------------             ----------------

Operating costs and expenses:
  Payroll and other employee benefits                                            1,274,919                    1,597,279
  General and administrative expenses                                            1,376,216                    1,830,029
                                                                          ----------------             ----------------

          Total operating costs and expenses                                     2,651,135                    3,427,308
                                                                          ----------------             ----------------

Loss from operations before interest, lawsuit
  settlement and reorganization expenses                                          (183,403)                    (103,281)
                                                                          ----------------             ----------------

Interest expense, net                                                              (63,667)                    (109,151)

Lawsuit settlement (Notes 10 and 11)                                              (825,000)                           -

Reorganization expenses - professional fees                                       (249,518)                           -
                                                                          ----------------             ----------------

                                                                                (1,138,185)                    (109,151)
                                                                          ----------------             ----------------

Net loss                                                                  $     (1,321,588)            $       (212,432)
                                                                          ================             ================


Net loss per share, basic and diluted                                     $         (1,322)            $           (212)
                                                                          ================             ================

Weighted average number of shares
  outstanding, basic and diluted                                                     1,000                        1,000
                                                                          ================             ================




See accompanying independent auditors' report and notes to financial statements.

                       PHILLIPS & KING INTERNATIONAL, INC.
                             (DEBTOR-IN-POSSESSION)

                  STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)

                     YEARS ENDED DECEMBER 31, 1999 AND 1998




                                                                                           Retained             Total
                                                                 Common stock              earnings/        shareholders'
                                                                 ------------
                                                           Shares          Amount          (deficit)           equity
                                                           ------          ------          --------            ------

Balance at January 1, 1998                                  1,000       $        1,000   $     1,596,178   $    1,597,178

Net loss for the year ended
  December 31, 1998                                                                             (212,432)        (212,432)

Dividends paid                                                                                  (220,000)        (220,000)
                                                          -------       --------------   ---------------   --------------

Balance at December 31, 1998                                1,000                1,000         1,163,746        1,164,746

Net loss for the year ended
  December 31, 1999                                                                           (1,321,588)      (1,321,588)
                                                          -------       --------------   ---------------   --------------

Balance at December 31, 1999                                1,000       $        1,000   $      (157,842)  $     (156,842)
                                                          =======       ==============   ===============   ==============




See accompanying independent auditors' report and notes to financial statements.

                       PHILLIPS & KING INTERNATIONAL, INC.
                             (DEBTOR-IN-POSSESSION)

                            STATEMENTS OF CASH FLOWS

                INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS


                                                                                  Year ended              Year ended
                                                                               December 31, 1999       December 31, 1998
                                                                               -----------------       -----------------

Cash flows provided by (used for) operating activities:
  Net loss                                                                    $     (1,321,588)         $       (212,432)
                                                                              ----------------          ----------------

  Adjustments to reconcile net loss to net cash provided by (used for) operating activities:
      Depreciation and amortization                                                     29,685                    34,933
      Provision for doubtful accounts                                                    3,998                   103,144
      Lawsuit settlement                                                               825,000                         -

  Changes in assets and liabilities:
    (Increase) decrease in assets:
      Accounts receivable                                                              (81,526)                  548,540
      Inventory                                                                        948,930                   191,035
      Advances to vendors - inventory                                                 (110,409)                    5,723
      Deposits                                                                            (654)                   30,000

    Increase (decrease) in liabilities:
      Accounts payable                                                                 (77,724)                 (294,283)
      Accrued expenses                                                                 121,477                    93,805
                                                                              ----------------          ----------------

          Total adjustments                                                          1,658,777                   712,897
                                                                              ----------------          ----------------

          Net cash provided by operating activities                                    337,189                   500,465
                                                                              ----------------          ----------------

Cash flows provided by (used for) investing activities:
  Payments for officer life insurance                                                  (62,460)                  (15,780)
  Payments to acquire property and equipment                                                 -                   (28,758)
  Due from related party                                                                     -                     5,097
  Cash - restricted                                                                       (928)                     (101)
                                                                              ----------------          ----------------

          Net cash used for investing activities                                       (63,388)                  (39,542)
                                                                              ----------------          ----------------

Cash flows provided by (used for) financing activities:
  Payments on notes payable                                                           (176,313)                 (171,525)
  Proceeds from notes payable                                                           91,158                    28,727
  Payments on note payable, related party                                                    -                  (113,236)
  Dividends paid                                                                             -                  (220,000)
                                                                              ----------------          ----------------

          Net cash used for financing activities                                       (85,155)                 (476,034)
                                                                              ----------------          ----------------

Net increase (decrease) in cash and cash equivalents                                   188,646                   (15,111)
Cash and cash equivalents, beginning of year                                            85,234                   100,345
                                                                              ----------------          ----------------

Cash and cash equivalents, end of year                                        $        273,880          $         85,234
                                                                              ================          ================

Supplemental disclosure of cash flow information -
  interest paid                                                               $         67,187          $        111,082
                                                                              ================          ================



See accompanying independent auditors' report and notes to financial statements.

                       PHILLIPS & KING INTERNATIONAL, INC.
                             (DEBTOR-IN-POSSESSION)

                          NOTES TO FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1999 AND 1998




(1)     Organization:

               Phillips  &  King  International,   Inc.  (the  "Company")  is  a
               California S corporation (see Note 11). The Company was incorporated under the laws of the State of California on June 21, 1982. The Company sells and distributes tobacco and related products to wholesalers and retailers in the United States.

               In February 1999, the Company (the "Debtor") filed a petition for relief under Chapter 11 of the federal bankruptcy laws in the United States Bankruptcy Court for the Central District of California. Under Chapter 11, certain claims against the Debtor in existence prior to the filing of the petitions for relief under the federal bankruptcy laws are stayed while the Debtor continues business operations as a Debtor-in-Possession. These claims are reflected in the December 31, 1999, balance sheet as "liabilities subject to compromise." Additional claims (liabilities subject to compromise) may arise subsequent to the filing date resulting from rejection of executory contracts and from the determination by the court (or agreed to by parties in interest) of allowed claims for contingencies and other disputed amounts. Claims secured against the Debtor's assets ("secured claims") also are stayed, although the holders of such claims have the right to move the court for relief from the stay. Secured claims are secured primarily by liens on the Debtor's property and equipment.

               In March 2000, the Company filed a Plan of Reorganization with the Bankruptcy Court (Note 11).


(2)     Summary of Significant Accounting Policies:

        Use of Estimates:

               The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

        Fair Value:

               Unless otherwise indicated, the fair values of all reported assets and liabilities which represent financial instruments (none of which are held for trading purposes) approximate the carrying values of such amounts.

        Cash:

               Equivalents

               For purposes of the statement of cash flows, cash equivalents include all highly liquid debt instruments with original maturities of three months or less which are not securing any corporate obligations.



See accompanying independent auditors' report.

                       PHILLIPS & KING INTERNATIONAL, INC.
                             (DEBTOR-IN-POSSESSION)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                     YEARS ENDED DECEMBER 31, 1999 AND 1998




(2)     Summary of Significant Accounting Policies, Continued:

        Cash, Continued:

               Concentration

               The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts.

        Inventory:

               Inventory, consisting principally of tobacco products, is valued at the lower of cost (first-in, first-out) or market.

        Property and Equipment:

               Property and equipment are recorded at cost. Depreciation is being provided by use of straight-line and accelerated methods over the estimated useful lives of the assets.

        Advertising and Sales Promotion Costs:

               Advertising and sales promotion costs are expensed as incurred and totaled approximately $238,000 and $204,000 for the years ended December 31, 1999 and 1998, respectively.

        Income Taxes:

               The Company and its shareholders have elected income tax status as an S corporation. Under this election, the stockholders of the corporation are personally liable for federal and state income taxes arising on income. The Company is liable for and has provided for corporate state taxes on income.

               The shareholders have the right to declare and receive dividends up to the amount of any S corporation earnings without incurring any additional personal taxes (see Note 11).

        Comprehensive Loss:

               Comprehensive loss consists of net loss only.

        Earnings Per Share:

               Earnings per share is computed based upon the weighted average number of shares of common stock outstanding during each period. The Company has no common stock equivalents for the years ended December 31, 1999 and 1998.




See accompanying independent auditors' report.

                       PHILLIPS & KING INTERNATIONAL, INC.
                             (DEBTOR-IN-POSSESSION)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                     YEARS ENDED DECEMBER 31, 1999 AND 1998


(2)     Summary of Significant Accounting Policies, Continued:

        Recent Pronouncements:

               In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", the effective date for which was deferred by SFAS No. 137 until fiscal years beginning after June 15, 1999. The Company anticipates that due to its limited use of derivative instruments, the adoption of SFAS No. 133 will not have a material effect on its financial statements.


(3)     Cash - Restricted:

        Under the terms of the Company's bond agreement with its insurance company, the Company is required to maintain minimum restricted cash balances with a financial institution. The bond is required by the various states in which the Company does business to support excise taxes due in the normal course of business.


(4)     Property and Equipment:

        A summary is as follows:

                                                                                      1999                  1998
                                                                                      ----                  ----

               Furniture and fixtures                                           $       116,417        $       116,417
               Vehicles                                                                  76,476                 76,476
               Leasehold improvements                                                    42,501                 42,501
                                                                                ---------------        ---------------

                                                                                        235,394                235,394
               Less accumulated depreciation and amortization                           138,680                108,995
                                                                                ---------------        ---------------

                                                                                $        96,714        $       126,399
                                                                                ===============        ===============

        Depreciation and amortization expense totaled $29,685 and $34,933 for the years ended December 31, 1999 and 1998, respectively.


(5)     Due from Related Party:

        The Company has non-interest bearing amounts due from an affiliated company. The affiliate is commonly controlled by the shareholders of Phillips & King International, Inc. The amounts due are secured by trademarks owned by the affiliate.


(6)     Accounts Payable and Accrued Expenses:

        Included in accounts payable and accrued expenses at December 31, 1998 is approximately $303,000 owed to one vendor. Purchases from this vendor totaled approximately $2,152,000 for the year ended December 31, 1998. There were no major vendors during the year ended December 31, 1999.


See accompanying independent auditors' report.

                       PHILLIPS & KING INTERNATIONAL, INC.
                             (DEBTOR-IN-POSSESSION)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                     YEARS ENDED DECEMBER 31, 1999 AND 1998




(7)     Notes Payable:

        A summary is as follows:

                                                                                      1999                  1998
                                                                                      ----                  ----
               Note payable,  bank (Note 11),  interest at the bank's prime rate plus 1% per annum, due in monthly  installments of $15,000 plus interest  through November 2001,  secured by substantially  all assets of the Company and the guarantee of the
                 shareholders and a related party (Note 5)                      $       345,552        $       254,395
               Note payable, bank (Note 11), interest at the bank's
                 prime rate plus 1.5% per annum, due in monthly  installments of
                 $8,333   plus   interest   through   July   2001,   secured  by
                 substantially  all assets of the Company and the  guarantee  of the shareholders
                 and a related party (Note 5)                                           166,667                275,000
               Note payable, bank (Note 11), interest at the bank's
                 prime rate plus 1.5% per annum, due in monthly  installments of
                 $5,000  plus   interest   through   August  2002,   secured  by
                 substantially  all assets of the Company and the  guarantee  of the shareholders and a
                 related party (Note 5)                                                 160,000                220,000
               Equipment line, bank, for borrowings up to $100,000,
                 interest  at the bank's  prime  rate plus 1% per annum,  due in monthly  installments  of $798 plus  interest  through  January
                 2002, secured by the related equipment and the guarantee of the shareholders and a
                 related party (Note 5)                                                  19,950                 27,929
               Note payable, Cuba Libre Humidors, Inc. (see Note 11),
                 interest at 7% per annum, $300,000 paid in August
                 2000, the remainder due in quarterly installments of
                 $25,369, including interest, through May 1, 2005                       700,000                      -
               Note payable, Cuba Libre Humidors, Inc. (see Note 11),
                 interest   at  7%  per  annum   (starting   two   years   after
                 confirmation),   due  in  quarterly  installments  of  $13,347,
                 including interest, commencing August
                 2002 through November 2004                                             125,000                      -
                                                                                ---------------        ---------------

                                                                                      1,517,169                777,324
               Less current maturities                                                  691,339                169,576
                                                                                ---------------        ---------------

                                                                                $       825,830        $       607,748
                                                                                ===============        ===============




See accompanying independent auditors' report.

                       PHILLIPS & KING INTERNATIONAL, INC.
                             (DEBTOR-IN-POSSESSION)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                     YEARS ENDED DECEMBER 31, 1999 AND 1998




(7)     Notes Payable, Continued:

        The scheduled repayment of the notes payable balance at December 31, 1999 is as follows:

               Year ending December 31,
                   2000                                                         $       691,339
                   2001                                                                 380,224
                   2002                                                                 147,375
                   2003                                                                 137,546
                   2004                                                                 160,685
                                                                                ---------------
                                                                                $     1,517,169


        Interest expense on all corporate borrowings totaled approximately $67,000 and $111,000 for the years ended December 31, 1999 and 1998, respectively.


(8)     Profit Sharing Plan:

        The Company has a defined contribution profit sharing plan covering all eligible employees. Profit sharing contributions are made (i) at the discretion of the Board of Directors, (ii) by the employees in amounts from 1% to 15% of the employees' compensation and (iii) from employer discretionary contributions. Contributions to the plan totaled $37,070 and $27,390 for the years ended December 31, 1999 and 1998, respectively.


(9)     Commitments:

        Office and Warehouse

        The Company leases its office and warehouse facility under a lease agreement expiring July 2001.

        As of December 31, 1999, minimum rental payments required under the operating lease are as follow:

               Year ending December 31,
                   2000                                                         $       137,000
                   2001                                                                  81,305
                                                                                ---------------

                                                                                $       218,305

        Rental expense under the operating lease totaled $133,025 and $121,532 for the years ended December 31, 1999 and 1998, respectively.

        Automobile Leases

        The Company leases automobiles for its employees under certain operating lease agreements which expire through May 2001.



See accompanying independent auditors' report.

                       PHILLIPS & KING INTERNATIONAL, INC.
                             (DEBTOR-IN-POSSESSION)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                     YEARS ENDED DECEMBER 31, 1999 AND 1998




(9)     Commitments, Continued:

        Automobile Leases, Continued

        As of December 31, 1999, minimum lease payments required under the operating leases are as follow:

               Year ending December 31,
                   2000                                                         $        29,969
                   2001                                                                   3,204
                                                                                ---------------

                                                                                $        33,173

        Automobile lease expense totaled $35,079 and $30,637 for the years ended December 31, 1999 and 1998, respectively.


(10)    Settlement:

        The Company was a defendant in a lawsuit and, in 1999, the plaintiff, Cuba Libre Humidors, Inc. ("Cuba Libre"), was awarded $1,777,550 by a jury. The Company filed for protection under Chapter 11 of the United States Bankruptcy code (Note 1). As part of the Company's plan of reorganization, they entered into two notes payable to Cuba Libre totaling $825,000, in full satisfaction of the jury award (Notes 7 and 11).


(11)    Subsequent Events:

        Note Payable

        In July 2000, the Company obtained a loan from a bank in the amount of $487,424. The note is secured by substantially all assets of the Company and accrues interest at 1.5% above the bank's prime rate. Monthly payments of $20,000, plus interest, are due through July 2002, at which time the principal and any unpaid interest are due. The proceeds were used to pay down prior notes with a bank (Note 7).




See accompanying independent auditors' report.

                       PHILLIPS & KING INTERNATIONAL, INC.
                             (DEBTOR-IN-POSSESSION)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                     YEARS ENDED DECEMBER 31, 1999 AND 1998




(11)    Subsequent Events, Continued:

        Plan of Reorganization

        On July 5, 2000, an order confirming the Debtor's Second Amended Plan of Reorganization (the "Plan"), filed with the United States Bankruptcy Court, Central District of California was entered. The plan became effective August 4, 2000. The plan provided for the following:

o Administrative Expenses - Legal fees and court costs are payable in cash on the Effective Date or the date the Court enters an order approving the fees due.

o Secured Debt - The Company's secured debt (see Notes 7 and 11 "Note Payable") shall be paid in monthly installments of principal and interest.

                  Unsecured Claims - Holders of Unsecured Claims in amounts equal to or less than $10,000 shall be entitled to a one-time distribution in cash on the first business day after the first calendar month after the Effective Date. The amount to be paid will be equal to the lesser of 75% of the allowed amount of the Claim, or $7,500. The total amount due on these unsecured claims is $102,315. Payments totaling $49,527 have been paid to Holders of Unsecured Claims subsequent to December 31, 1999, with a balance due of $28,195, resulting in a gain on extinguishment of debt of $24,593.

                  In accordance with the Plan, Cuba Libre received cash in the sum of $300,000 in August 2000. Cuba Libre will also be entitled to two promissory notes. Note 1 will be in the principal amount of $400,000, bearing interest at 7% per annum and payable in 20 quarterly payments of $23,603, commencing the first calendar month after Confirmation, through June 2005. Note 2 will be in the principal amount of $125,000, and bears no interest for the first 2 years after Confirmation. Thereafter, Note 2 bears interest at 7% per annum and is payable in 12 quarterly payments of $11,506 commencing the first calendar month after the second anniversary of Confirmation, through June 2005.

                  Class 4 creditors shall receive prorated distributions on the Effective Date from a fund which contains $350,000 in cash. Additionally, a promissory note was issued in the principal amount of $501,500, bearing interest at 7% per annum and payable in 20 quarterly payments of $29,905, commencing the first calendar month after Confirmation, through June 2005. The total amount due Class 4 creditors is $1,279,310, resulting in a gain on extinguishment of debt of $427,810. Amounts payable to the Class 4 creditors are secured by corporate assets, subordinate to prior liens.




See accompanying independent auditors' report.

                       PHILLIPS & KING INTERNATIONAL, INC.
                             (DEBTOR-IN-POSSESSION)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                     YEARS ENDED DECEMBER 31, 1999 AND 1998




(11)    Subsequent Events, Continued:

        Stock Purchase and Sale Agreement

        In August 2000, the shareholders of the Company entered into a Stock Purchase and Sale Agreement (the "Agreement") with The Havana Group, Inc., a Delaware corporation ("Havana"). Pursuant to the Agreement, Havana issued 300,000 unregistered shares of Havana's stock in exchange for all the outstanding shares of the Company's stock.

        Personal guarantees referred to in Note 7 were released upon the substitution of the corporate guarantee of Havana, and the sellers executed a stock pledge agreement whereby Havana shares received as consideration upon the sale are held as collateral for obligations of seller under the Stock Purchase and Sale Agreement. Due to restrictions imposed by the Internal Revenue Service with respect to S corporations, the Company, upon the completion of the sale, had its S corporation status revoked and reverted to a C corporation for tax reporting purposes.

        Infusion of Capital

        In August 2000, Havana contributed $900,000 to the equity of Phillips & King International, Inc. The funds will be used to pay for normal operating expenses of the Company, including the fulfillment of debt obligations arising from the confirmed Plan of Reorganization.




See accompanying independent auditors' report.

Board of Directors
Phillips & King International, Inc.
City of Industry, California


Our report on our audits of the basic financial statements of Phillips & King International, Inc. (debtor-in-possession) for the years ended December 31, 1999 and 1998 appears on page 1. The audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental information is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.





CERTIFIED PUBLIC ACCOUNTANTS

Santa Monica, California
September 20, 2000

                       PHILLIPS & KING INTERNATIONAL, INC.
                             (DEBTOR-IN-POSSESSION)

                SCHEDULES OF GENERAL AND ADMINISTRATIVE EXPENSES




                                                                        Year ended                      Year ended
                                                                     December 31, 1999               December 31, 1998
                                                                     -----------------               -----------------
                                                                    Amount        Percent           Amount       Percent

Advertising                                                    $      237,639        1.7%      $      203,771        1.1%
Bank charges                                                                -                          10,936
Commissions                                                           172,590        1.2              219,672        1.2
Depreciation and amortization                                          29,685         .2               34,933         .2
Dues and subscriptions                                                 15,329                          12,111
Insurance:
  General                                                              64,523         .5               53,803         .3
  Medical                                                             142,126        1.0              137,523         .8
Lease expense                                                          35,079         .3               30,637         .2
Miscellaneous (income) expense                                        (36,697)       (.3)              81,280         .5
Office expense                                                         81,648         .6              101,382         .6
Postage and mailing                                                    39,327         .3               28,015         .2
Professional fees                                                       1,099                          31,191         .2
Profit sharing plan                                                    37,070         .3               27,390         .2
Provision for doubtful accounts                                         3,998                         103,144         .6
Rent                                                                  133,025        1.0              121,532         .7
Repairs and maintenance                                                31,033         .2               94,828         .5
Sales expense                                                         248,063        1.8              310,448        1.7
Shop expense                                                           25,515         .2               20,187
Taxes and licenses                                                     21,171         .2               32,564         .2
Telephone                                                              60,289         .4               84,514         .5
Temporary services                                                     13,601         .1               70,163         .4
Utilities                                                              20,104         .2               20,005         .1
                                                               --------------     ------       --------------     ------

                                                               $    1,376,216        9.9%      $    1,830,029       10.2%
                                                               ==============     ======       ==============     ======




See accompanying independent auditors' report on supplemental information.
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